FOR IMMEDIATE RELEASE

CONTACT:          DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
1845 WALNUT STREET
10TH FLOOR
PHILADELPHIA, PA 19103
215/546-5005, 215/546-5388 (fax)

RESOURCE CAPITAL CORP. ANNOUNCES
FOURTH QUARTER AND YEAR ENDED 2007 OPERATING RESULTS

New York, N.Y., March 13, 2008 – Resource Capital Corp. (NYSE: RSO) (“RCC” or the “Company”), a  real estate investment trust whose investment strategy focuses on commercial real estate loan assets and, to a lesser extent, commercial finance assets, reported results for the fourth quarter and year ended December 31, 2007.

Financial Summary

•	RCC reported REIT taxable income, a non-GAAP measure, of $11.4 million, or $0.46 per share-diluted for the quarter ended December 31, 2007.

•	RCC reported adjusted net income, a non-GAAP measure excluding the effect of non-cash charges, of $10.7 million, or $0.43 per share-diluted for the quarter ended December 31, 2007.

•
Dividend distribution of $0.41 per share for the quarter ended December 31, 2007, up 8% from the fourth quarter of 2006 and unchanged from the third quarter.  RCC declared and paid dividends of $1.62 per common share, for total dividends paid of $40.7 million (96% of estimated REIT taxable income) for the year ended December 31, 2007.

•
RCC announced a dividend distribution of $0.41 per common share for the quarter ended March 31, 2008, unchanged from the quarter ended December 31, 2007 and an increase of $0.02 per common share (5%) from the quarter ended March 31, 2007.

•	Economic book value, a non-GAAP measure, was $12.25 per common share as of December 31, 2007.

•	GAAP book value was $10.82 per common share as of December 31, 2007.

•
REIT taxable income, a non-GAAP measure, of $42.4 million or $1.71 per share-diluted for the year ended December 31, 2007 as compared to $27.9 million or $1.57 per share-diluted for the year ended December 31, 2006, an increase of $14.5 million (52%) and $0.14 per share-diluted (9%), respectively.

•
RCC reported adjusted net income, a non-GAAP measure, excluding the effect of asset impairments and other non-cash charges, of $42.7 million, or $1.72 per share-diluted for the year ended December 31, 2007.

•	RCC reported GAAP net income of $0.14 per share-diluted for the quarter ended December 31, 2007.

•
Paydowns on RCC’s bank loan portfolio were $44.0 million for the quarter ended December 31, 2007, and $310.1 million for the year ended December 31, 2007.  Payoffs on RCC’s commercial real estate loan portfolio were $74.9 million for the quarter ended December 31, 2007, and $249.1 million for the year ended December 31, 2007.

Jonathan Cohen, CEO and President of RCC, commented, “It is an understatement to say that the second half of 2007 presented unparalleled disruptions in the financial markets in the United States and abroad, and this has affected every class of financial asset, principally and most dramatically in the sub-prime mortgage market of the United States.  Despite these challenges, we performed well in 2007, generating $1.71 of estimated REIT taxable income, a non-GAAP measure, and distributing $1.62 to RCC’s shareholders, consistent with RCC’s guidance of $1.60 to $1.65.  RCC completed its conversion from investing primarily in purchased interests in subordinate commercial real estate loans to being an originator of senior secured whole loans and bank loans.  During the fourth quarter, we deconsolidated a VIE and its related ABS-RMBS exposure and as of February 2008, RCC’s investment in this VIE has been reduced to $0.  RCC is positioned to benefit from its match-funded vehicles that have a relatively low cost of funds.  RCC wants to emphasize that, despite the market disruptions, its assets continue to perform well as it endeavors to maintain franchise value and its dividend payout in 2008.”

The following schedules of reconciliations as of December 31, 2007 are included in this release:

•	Schedule I – GAAP Net Income to Adjusted Net Income;

•	Schedule II – GAAP Net Income to Estimated REIT Taxable Income; and

•	Schedule III – GAAP Stockholders’ Equity to Economic Book Value.

For the quarter ended December 31, 2007, RCC reported adjusted net income, a non-GAAP measure excluding the effect of non-cash charges, of $10.7 million, or $0.43 per share-diluted, compared to $6.8 million, or $0.36 per share-diluted for the fourth quarter of 2006.  For the year ended December 31, 2007, RCC reported adjusted net income, excluding the effect of asset impairments and other non-cash charges, of $42.7 million, or $1.72 per share-diluted as compared to adjusted net income, excluding the effect of the net realized loss from the sale of agency RMBS portfolio, of $24.4 million, or $1.36 per share-diluted for the same period in 2006.  For the fourth quarter ended December 31, 2007, RCC reported GAAP net income of $3.5 million, or $0.14 per share-diluted, as compared to GAAP net income of $6.8 million, or $0.36 per share-diluted for the fourth quarter of 2006.  RCC reported GAAP net income for the year ended December 31, 2007 of $8.9 million, or $0.36 per share-diluted, as compared to GAAP net income for the year ended December 31, 2006 of $15.6 million, or $0.87 per share-diluted.

Book Value

As of December 31, 2007, RCC’s GAAP book value per common was $10.82.  Total stockholders’ equity was $271.6 million as of December 31, 2007 as compared to $317.6 million as of December 31, 2006.  Total common shares outstanding were 25,103,532 as of December 31, 2007 as compared to 23,821,434 as of December 31, 2006.

As of December 31, 2007, RCC’s economic book value per common share outstanding, a non-GAAP measure, was $12.25. Economic book value is computed by adding back to GAAP book value any unrealized losses on the Company’s investments in CMBS for which it expects to recover full par value at maturity, and on derivatives (cash flow hedges) that are associated with fixed-rate loans which it intends to hold until maturity, in excess of its value at risk, and that have not been adjusted through stockholders’ equity for market fluctuations (see Footnote 1 of Schedule III).  Economic book value per share is computed by dividing the economic book value by the number of shares outstanding at the end of the period.

Additional financial results for the fourth quarter and year ended December 31, 2007 and recent developments include:

General

•
RCC’s net interest income increased by $4.1 million, or 41%, to $14.1 million for the fourth quarter ended December 31, 2007, as compared to $10.0 million for the same period in 2006.  RCC’s net interest income increased by $20.2 million, or 6%, to $55.4 million for the year ended December 31, 2007, as compared to $35.2 million for the same period in 2006.

•	RCC’s total assets grew by $269.3 million for the year ended December 31, 2007, primarily in commercial real estate and commercial finance assets, as described below.

Commercial Real Estate

•
RCC produced new commercial real estate (“CRE”) loans, on a gross basis, of $72.8 million during the fourth quarter ended December 31, 2007.  The aggregate net portfolio of CRE loans grew by $246.8 million to $902.9 million at December 31, 2007, from $656.1 million at December 31, 2006, not including future funding obligations of $11.3 million.

The following table summarizes RCC’s CRE loan origination activities and future funding obligations, at par, for the three, six and 12 months ended December 31, 2007 (in millions, except percentages):

	Three Months Ended December 31, 2007	Six Months Ended December 31, 2007	12 Months Ended December 31, 2007	Floating Weighted Average Spread	Weighted Average Fixed Rate
Whole loans	$61.5	$124.3	$421.9	2.84%	7.81%
Whole loans, future funding obligations	11.3	20.8	58.8	N/A	N/A
A notes	−	−	−	N/A	N/A
B notes	−	−	−	2.78%	7.58%
Mezzanine loans	−	−	95.3	2.64%	8.04%
CMBS	−	14.0	90.5	N/A *	5.94%
New loans production	72.8	159.1	666.5
Payoffs	(74.9)	(95.1)	(249.1)
Principal paydowns	(1.4)	(11.5)	(14.4)
Sales of CRE loans	−	−	(41.2)
Whole loans, future funding obligations	(11.3)	(20.8)	(58.8)
Sales of CMBS	−	−	(29.9)
Net – new loans	(14.8)	31.7	273.1
Discounts	(9.5)	(17.4)	(23.1)
New loans, net of discounts, net	$(24.3)	$14.3	$250.0

*	Weighed average floating rate coupon of 5.94% at December 31, 2007.

Commercial Finance

•
RCC’s bank loan portfolio ended the year with total investments of $931.1 million, at amortized cost, with a weighted-average spread of one-month and three-month LIBOR plus 2.24%.  All of RCC’s bank loan portfolio is match-funded through three collateralized loan obligation (“CLO”) issuances with a weighted-average cost of three-month LIBOR plus 0.47%.

•
RCC’s commercial finance subsidiary ended the year with $95.3 million, at cost, in direct financing leases and notes at a weighted-average rate of 9.43%.  RCC’s leasing portfolio is match-funded through a secured term facility, which had a balance of $91.7 million as of December 31, 2007 and a weighted-average interest rate of 6.82%.

Investment Portfolio

The table below summarizes the amortized cost and estimated fair value of the RCC’s investment portfolio as of December 31, 2007, classified by interest rate type.  The following table includes both (i) the amortized cost of RCC’s investment portfolio and the related dollar price, which is computed by dividing amortized cost by par amount, and (ii) the estimated fair value of RCC’s investment portfolio and the related dollar price, which is computed by dividing the estimated fair value by par amount (in thousands, except percentages):

	Amortized cost	Dollar price	Estimated fair value	Dollar price	Estimated fair value less amortized cost	Change in dollar price
December 31, 2007
Floating rate
CMBS	$54,132	93.40%	$41,524	71.65%	$(12,608)	-21.75%
Other ABS	5,665	94.42%	900	15.00%	(4,765)	-79.42%
B notes (1)	33,570	100.10%	33,486	99.85%	(84)	-0.25%
Mezzanine loans (1)	141,894	100.09%	141,539	99.83%	(355)	-0.26%
Whole loans (1)	430,776	99.35%	429,699	99.10%	(1,077)	-0.25%
Bank loans (2)	931,101	100.00%	874,736	93.95%	(56,365)	-6.05%
Total floating rate	$1,597,138	99.58%	$1,521,884	94.88%	$(75,254)	-4.69%
Fixed rate
CMBS	$28,241	98.95%	$23,040	80.73%	$(5,201)	-18.22%
B notes (1)	56,007	100.17%	55,867	99.92%	(140)	-0.25%
Mezzanine loans (1)	81,268	94.69%	80,016	93.23%	(1,252)	-1.46%
Whole loans (1)	97,942	99.24%	97,697	98.99%	(245)	-0.25%
Equipment leases and notes (3)	95,323	100.00%	95,030	99.69%	(293)	-0.31%
Total fixed rate	$358,781	98.49%	$351,650	96.53%	$(7,131)	-1.96%
Grand total	$1.955,919	99.37%	$1,873,534	95.19%	$(82,385)	-4.18%

(1)	Estimated fair value of B notes, mezzanine loans and whole loans includes a provision for loan losses of $3.2 million at December 31, 2007.

(2)	Estimated fair value includes a $2.7 million provision for loan losses at December 31, 2007.

(3)	Estimated fair value includes a $0.3 million provision for lease losses at December 31, 2007.

Liquidity

At March 5, 2008, RCC’s liquidity consists of three primary sources:

•	cash and cash equivalents of $11.7 million, $6.9 million of restricted cash in margin call accounts and $3.4 million of restricted cash related to its leasing portfolio;

•
capital available for reinvestment in its five collateralized debt obligation (“CDO”) entities of $75.1 million, which is made up of $45.0 million of restricted cash and $30.1 million of availability to finance future funding commitments on commercial real estate loans;

•
financing available under existing borrowing facilities of $14.8 million, comprised of $5.6 million of available cash from RCC’s three year non-recourse secured financing facility and $9.2 million of unused capacity under its unsecured revolving credit facility.  RCC also has $227.9 million of unused capacity under its repurchase facilities which, however, require approval of individual repurchase transactions by the repurchase counterparties.

Capital Allocation

As of December 31, 2007, RCC had allocated its equity capital among its targeted asset classes as follows: 74.9% in commercial real estate loans, 24.1% in commercial bank loans and 1.0% in direct financing leases and notes.

About Resource Capital Corp.

RCC is a diversified real estate finance company that qualifies as a real estate investment trust, or REIT, for federal income tax purposes.  RCC’s investment strategy focuses on commercial real estate-related assets, and, to a lesser extent, commercial finance assets. RCC invests in  the following asset classes: commercial real estate-related assets such as whole loans, A-notes, B-notes, mezzanine loans and mortgage-related securities and commercial finance assets such as other asset-backed securities, bank loans, equipment leases and notes, trust preferred securities, debt tranches of collateralized debt obligations and private equity investments principally issued by financial institutions.

RCC is externally managed by Resource Capital Manager, Inc., an indirect wholly-owned subsidiary of  Resource America, Inc. (Nasdaq: REXI), a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the financial fund management, real estate, and commercial finance sectors.

For more information, please visit the RCC’s website at www.resourcecapitalcorp.com or contact investor relations at pkamdar@resourceamerica.com

Safe Harbor Statement

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties.  RCC’s actual results, performance or achievements could differ materially from those expressed or implied in this release.  The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

•	fluctuations in interest rates and related hedging activities;

•	capital markets conditions and the availability of financing;

•	defaults or bankruptcies by borrowers on RCC’s loans or on loans underlying its investments;

•	adverse market trends which may affect the value of real estate and other assets underlying RCC’s investments;

•	increases in financing or administrative costs; and

•	general business and economic conditions that would impair the credit quality of borrowers and RCC’s ability to originate loans.

For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which RCC is subject, see Item 1A, “Risk Factors” included in its annual report on Form 10-K and in other of its public filings with the Securities and Exchange Commission.

RCC cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release.  All subsequent written and oral forward-looking statements attributable to RCC or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release.  Except to the extent required by applicable law or regulation, RCC undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.

The remainder of this release contains RCC’s consolidated balance sheets, consolidated statements of income and reconciliations of its estimated GAAP net income to adjusted net income, GAAP net income to estimated REIT taxable income and GAAP stockholders’ equity to economic book value, supplemental information for commercial real estate loan portfolio statistics and, supplemental information for bank loan portfolio statistics.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31,
	2007	2006
ASSETS
Cash and cash equivalents	$6,029	$5,354
Restricted cash	119,482	32,731
Investment securities available-for-sale, pledged as collateral, at fair value	65,464	420,997
Loans, pledged as collateral and net of allowances of $5.9 million and $0	1,766,639	1,240,288
Direct financing leases and notes, pledged as collateral and net of allowance of $0.3 million and $0 and net of unearned income	95,030	88,970
Investments in unconsolidated trusts	1,805	1,548
Interest receivable	11,965	8,839
Principal paydown receivables	836	503
Other assets	4,898	3,599
Total assets	$2,072,148	$1,802,829
LIABILITIES
Borrowings	$1,760,969	$1,463,853
Distribution payable	10,366	7,663
Accrued interest expense	7,209	6,523
Derivatives, at fair value	18,040	2,904
Accounts payable and other liabilities	3,958	4,335
Total liabilities	1,800,542	1,485,278
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001: 100,000,000 shares authorized; no shares issued and outstanding	−	-
Common stock, par value $0.001: 500,000,000 shares authorized; 25,103,532 and 23,821,434 shares issued and outstanding (including 581,493 and 234,224 unvested restricted shares)	25	24
Additional paid-in capital	355,205	341,400
Deferred equity compensation	−	(1,072)
Accumulated other comprehensive loss	(38,323)	(9,279)
Distributions in excess of earnings	(45,301)	(13,522)
Total stockholders’ equity	271,606	317,551
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,072,148	$1,802,829

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2007	2006	2007	2006
REVENUES
Loans	$37,292	$23,689	$138,078	$70,588
Securities	4,738	7,375	28,810	56,048
Leases	1,886	1,867	7,553	5,259
Interest income – other	625	428	2,554	5,180
Interest income	44,541	33,359	176,995	137,075
Interest expense	30,460	23,311	121,564	101,851
Net interest income	14,081	10,048	55,431	35,224

OPERATING EXPENSES
Management fees - related party	1,197	1,691	6,554	4,838
Equity compensation – related party	848	812	1,565	2,432
Professional services	906	616	2,911	1,881
Insurance	115	127	466	498
General and administrative	440	206	1,581	1,428
Income tax expense	76	67	338	67
Total operating expenses	3,582	3,519	13,415	11,144

NET OPERATING INCOME	10,499	6,529	42,016	24,080

OTHER (EXPENSES) REVENUES
Net realized (losses) gains on sales of investments	(15,434)	225	(15,098)	(8,627)
Gain on deconsolidation of VIE	14,259	−	14,259	−
Provision for loan and lease losses	(5,885)	−	(6,211)	−
Asset impairments	−	−	(26,277)	−
Other income	91	38	201	153
Total expenses	(6,969)	263	(33,126)	(8,474)

NET INCOME	$3,530	$6,792	$8,890	$15,606

NET INCOME PER SHARE – BASIC	$0.14	$0.37	$0.36	$0.89

NET INCOME PER SHARE – DILUTED	$0.14	$0.36	$0.36	$0.87

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING – BASIC	24,555,059	18,369,819	24,610,468	17,538,273

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING – DILUTED	24,772,315	18,736,063	24,860,184	17,881,355

DIVIDENDS DECLARED PER SHARE	$1.62	$0.43	$1.62	$1.49

SCHEDULE I

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME
(in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2007	2006	2007	2006
Net income − GAAP	$3,530	$6,792	$8,890	$15,606
Add:
Provision for loan and lease losses (1)	5,885	−	6,211	−
Net realized loss related to deconsolidation of VIE (2)	1,317	−	1,317	−
Asset impairments related to VIE’s	−	−	26,277	−
Net realized loss from the sales of agency RMBS portfolio	−	−	−	8,768
Adjusted net income, excluding non-cash charges (3)	$10,732	$6,792	$42,695	$24,374
Adjusted net income per share – diluted, excluding non-cash charges	$0.43	$0.36	$1.72	$1.36

(1)	Non-cash charges for loan and lease losses

(2)
Net realized loss related to the deconsolidation of a VIE is made up of a gain of $14.3 million related to the deconsolidation of Ischus CDO II, offset by a $15.6 million adjustment related to the write-down of RCC’s investment in Ischus CDO II.  The adjustment of RCC’s investment is calculated as $27.0 million original investment less $10.7 million in accumulated distributions less the $0.7 million estimated fair value of the investment at the time of deconsolidation.

(3)
 During 2007, RCC began evaluating its performance based on several performance measures, including adjusted net income in addition to net income. Adjusted net income represents net income available to common shares, computed in accordance with GAAP, before provision for loan and lease losses, net loss on deconsolidation of VIEs, asset impairments and net loss from sale of agency RMBS portfolio.  These items are recorded in accordance with GAAP and are typically non-cash items that do not impact RCC’s operating performance or ability to pay a dividend.

Management views adjusted net income as a useful and appropriate supplement to GAAP net income (loss) because it helps us evaluate RCC’s performance without the effects of certain GAAP adjustments that may not have a direct financial impact on RCC’s current operating performance and dividend paying ability. Management uses adjusted net income to evaluate the performance of RCC’s investment portfolios, ability to manage its expenses and the dividend paying ability before the impact of non-cash adjustments recorded in accordance with GAAP.  RCC believes this is a useful performance measure for investors to evaluate these aspects of RCC’s business as well.  The most significant adjustments RCC excludes in determining adjusted earnings are its provision for loan and lease losses, asset impairments and net loss from the sale of agency RMBS portfolio.  Management excludes all such items from its calculation of adjusted net income because these items are not economic charges or losses which would impact RCC’s current operating performance.  However, by excluding these significant items, adjusted net income reduces an investor’s understanding of RCC’s operating performance by excluding: (i) management’s expectation of possible losses from RCC’s investment portfolio, and (iii) the net loss from exiting the agency RMBS market.

Adjusted net income, as a non-GAAP financial measurement, does not purport to be an alternative to GAAP net income (loss), or a measure of operating performance or cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.  Instead, adjusted net income should be reviewed in connection with net income (loss) and cash flows from operating, investing and financing activities in RCC’s consolidated financial statements to help analyze management’s expectation of potential future losses from RCC’s investment portfolio and other non-cash matters that impact its financial results.  Adjusted net income and other supplemental performance measures are defined in various ways throughout the REIT industry.  Investors should consider these differences when comparing RCC’s adjusted net income to these other REITs.

SCHEDULE II

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME
TO ESTIMATED REIT TAXABLE INCOME (1)
(Unaudited)

RCC calculates estimated REIT taxable income, which is a non-GAAP financial measure, according to the requirements of the Internal Revenue Code.  The following table reconciles net income to estimated REIT taxable income for the periods presented (in thousands, except per share data):

	Three Months Ended		Years Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net income - GAAP	$3,530	$6,792	$8,890	$15,606
Adjustments:
Share-based compensation to related parties	225	(1,252)	(500)	368
Incentive management fee expense to related parties paid in shares	−	263	−	371
Capital loss carryover (utilization)/losses from the sale of securities	(49)	(662)	(49)	11,624
Net unrealized loss on the deconsolidation of VIE	1,317	−	1,317	−
Asset impairments related to VIE’s	−	−	26,277	−
Provisions for loan and lease lossesunrealized	3,153	−	3,153	−
Net book to tax adjustments for the Company’s taxable foreign REIT subsidiaries	3,265	(643)	3,432	121
Other net book to tax adjustments	(82)	(101)	(110)	(152)
Estimated REIT taxable income	$11,359	$4,397	$42,410	$27,938

Amounts per share – diluted	$0.46	$0.23	$1.71	$1.57

(1)
RCC believes that a presentation of estimated REIT taxable income provides useful information to investors regarding its financial condition and results of operations as this measurement is used to determine the amount of dividends that RCC is required to declare to its stockholders in order to maintain its status as a REIT for federal income tax purposes.  Since RCC, as a REIT, expects to make distributions based on taxable income, RCC expects that its distributions may at times be more or less than its reported income.  Total taxable income is the aggregate amount of taxable income generated by RCC and by its domestic and foreign taxable REIT subsidiaries.  Estimated REIT taxable income excludes the undistributed taxable income of RCC’s domestic taxable REIT subsidiary, if any such income exists, which is not included in REIT taxable income until distributed to RCC.  There is no requirement that RCC’s domestic taxable REIT subsidiary distribute its income to RCC.  Estimated REIT taxable income, however, includes the taxable income of RCC’s foreign taxable REIT subsidiaries because RCC generally will be required to recognize and report their taxable income on a current basis.  Because not all companies use identical calculations, this presentation of estimated REIT taxable income may not be comparable to other similarly-titled measures of other companies.

SCHEDULE III

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP STOCKHOLDERS’ EQUITY TO ECONOMIC BOOK VALUE (1) (2)
(in thousands, except per share data)
(Unaudited)

As of December 31, 2007
Stockholders’ equity - GAAP	$271,606
Add:
Unrealized losses – CMBS portfolio	17,810
Unrealized losses recognized in excess of value at risk – interest rate swaps	18,040
Economic book value	$307,456
Shares outstanding as of December 31, 2007	25,103,532
Economic book value per share	$12.25

(1)
Management views economic book value, a non-GAAP measure, as a useful and appropriate supplement to GAAP stockholders' equity and book value per share.  The measure serves as an additional measure of RCC’s value because it facilitates evaluation of us without the effects of unrealized losses on investments for which we expect to recover full par value at maturity and on interest rate swaps, which we intend to hold to maturity, in excess of RCC’s value at risk.  Unrealized losses recognized in RCC’s financial statements, prepared in accordance with GAAP, that are in excess of RCC’s maximum value at risk are added back to stockholders' equity in arriving at economic book value.  Economic book value should be reviewed in connection with GAAP stockholders' equity as set forth in RCC’s consolidated balance sheets, to help analyze RCC’s value to investors.  Economic book value is defined in various ways throughout the REIT industry.  Investors should consider these differences when comparing RCC’s economic book value to that of other REITs.

(2)	RCC adds back unrealized losses on interest rate swaps (cash flow hedges) that are associated with fixed-rate loans that have not been adjusted through stockholders’ equity for market fluctuations.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(in thousands)
(Unaudited)

Loans and Leasing Investment Statistics

The following table presents information on RCC’s non-performing loans and leases and related allowances as of December 31, 2007 and 2006 (based on par value):

	As of December 31,
	2007	2006
Non-performing loans and leases	$4,267	$	−
Non-performing loans and leases as a percentage of total loans and leases	0.2%		0.0%
Allowance for loan and lease losses	$6,211	$	−
Allowance for loan and lease losses as a percentage of total loans and leases	0.3%		0.0%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION, A NON-GAAP MEASURE
(in thousands)
(Unaudited)

The following table presents commercial real estate loan portfolio statistics as of December 31, 2007 (based on par value):

Security type
Whole loans	$532,276	62.7%
Mezzanine loans	227,597	26.8%
B Notes	89,448	10.5%
Total	$849,321	100.0%

Collateral type
Multifamily	$263,503	31.0%
Office	200,870	23.7%
Hotel	205,637	24.2%
Flex	7,000	0.8%
Self-storage	6,267	0.7%
Retail	132,863	15.6%
Condo	13,281	1.6%
Other	19,900	2.4%
Total	$849,321	100.0%

Collateral location
Southern California	$197,447	23.2%
Northern California	131,569	15.5%
New York	103,834	12.2%
Arizona	68,110	8.0%
Tennessee	31,952	3.8%
Florida	38,334	4.5%
Texas	40,487	4.8%
Colorado	27,972	3.3%
Washington	29,311	3.5%
Other states <$25M	180,305	21.2%
Total	$849,321	100.0%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION, A NON-GAAP MEASURE
(in thousands)
(Unaudited)

The following table presents bank loan portfolio statistics by industry as of December 31, 2007 (based on par value):

Industry type
Healthcare, education and childcare	$107,438	11.5%
Diversified/conglomerate service	102,384	11.0%
Printing and publishing	61,811	6.6%
Broadcasting and entertainment	52,302	5.6%
Chemicals, plastics and rubber	50,673	5.4%
Hotels, motels, inns and gaming	50,531	5.4%
Retail stores	50,346	5.4%
Diversified/conglomerate manufacturing	41,378	4.4%
Oil and gas	36,912	4.0%
Utilities	34,736	3.7%
Telecommunications	33,078	3.6%
Beverage, food and tobacco	32,504	3.5%
Other	277,014	29.9%
Total	$931,107	100.0%

The following chart describes equipment leases and notes by industry as of December 31, 2007 (based on par value):

Industry type
Services	$49,795	52.4%
Transportation,communications, electric, gas and sanitary services	10,595	11.1%
Finance, insurance and real estate	8,341	8.8%
Retail trade	6,001	6.3%
Manufacturing	5,969	6.3%
Agriculture, forestry and fishing	4,463	4.7%
Construction	4,293	4.5%
Wholesale trade	3,068	3.2%
Other	2,505	2.7%
Total	$95,030	100.0%